SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is entered into and effective as of June 19, 2013 (the “Effective Date”), by and between Focus Venture Partners, Inc., a Nevada corporation (the “Company”), and 5G Investments, LLC, a Delaware limited liability company (the “Investor”).

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investor, and the Investor shall purchase from the Company, up to $3,500,000 (the “Maximum Amount”) of shares of Series B Preferred Stock (the “Series B Shares”);

WHEREAS, the Series B Shares may be purchased in one or more tranches, up to the Maximum Amount;

WHEREAS, the Investor is purchasing Series B Shares for the purchase price set forth on the signature page of this Agreement;

WHEREAS, the Company has entered into an Agreement and Plan of Merger, as amended and restated on June 19, 2013 (collectively, the “Merger Agreement”), providing for a reverse merger of a wholly owned subsidiary of Beacon Enterprise Solutions Group, Inc. (“Beacon”) with and into the Company in which the Company will be the surviving entity and will become a wholly-owned subsidiary of Beacon (the “Merger”);

WHEREAS, in connection with the Merger, it is contemplated that the Series B Shares representing the Maximum Amount shall be exchanged for shares of Series D Preferred Stock of Beacon as provided by the Merger Agreement, subject to Section 4.4 below; and

WHEREAS, the offer and sale of the Series B Shares provided for herein are being made without registration under the Securities Act, in reliance upon the provisions of Section 4(2) of the Securities Act, Regulation D promulgated under the Securities Act, and such other exemptions from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Series B Shares to be made hereunder.

AGREEMENT

In consideration of the premises, the mutual provisions of this Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I

DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Article I:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to the Investor, without limitation, any Person owning, owned by, or under common ownership with the Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor will be deemed to be an Affiliate of the Investor.

“Agreement” means this Securities Purchase Agreement.

“Board” means the Board of Directors of the Company.

“Certificate of Designation” means that certain Certificate of Designation of the Series B Preferred Stock of the Company filed with the Nevada Secretary of State on June 14, 2013, a copy of which is attached as Exhibit A.

“Closing” has the meaning set forth in Section 2.2.

“Disclosure Schedule” means the disclosure schedule of the Company delivered concurrently herewith, attached hereto, and incorporated herein by reference.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $5,000 (other than trade accounts payable incurred in the ordinary course of business); (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $5,000 due under leases required to be capitalized in accordance with GAAP.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any material adverse effect on (a) the legality, validity or enforceability of any Transaction Document, (b) the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (c) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be a Material Adverse Effect: any change in the business, condition, capitalization, assets, liabilities, operations or financial performance of Focus caused by, related to or resulting from (i) the transfer by MDT Labor, LLC d/b/a MDT Technical of its 100% interest in MDT Infrastructure Solutions Limited to Optos Capital Partners, LLC prior to the date hereof, (ii) the transfer by MDT Labor, LLC d/b/a MDT Technical of its 10% interest in MDT Infrastructure Solutions Czech s.r.o. to Optos Capital Partners, LLC prior to the date hereof, (iii) the transfer by Optos Capital Partners, LLC of its 100% interest in MDT Labor, LLC d/b/a MDT Technical to Quafecta Solutions, LLC prior to the date hereof, (iv) the sale by Focus Fiber Solutions, LLC of all of its rights in and to its contracts with Zayo Group, LLC and its accounts receivable arising thereunder, the proceeds of which were used to repay the outstanding principal balance of the revolving loans of the Company and certain of its Subsidiaries with Atalaya Administrative LLC in full, to reduce the outstanding principal balance of their term loans with Atalaya Administrative LLC, and to pay their prepayment fee due and payable in connection with the termination of their revolving loan commitment with Atalaya Administrative LLC, and (v) the termination of their revolving loan commitment with Atalaya Administrative LLC.

“Officer’s Certificate” means a certificate in customary form reasonably acceptable to the Investor, executed by an authorized officer of the Company.

“Opinion” means an opinion from Fleming PLLC, the Company’s independent legal counsel, in the form attached as Exhibit B or in such other form agreed upon by the parties, to be delivered in connection with the Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Regulation D” means Regulation D promulgated under the Securities Act.

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“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect.

“Rule 144 Eligible” means eligible for immediate resale under Rule 144 without limitation on the amount of securities sold under Rule 144(e) and without requiring discharge by payment in full of any promissory notes given to the Company prior to the sale of the securities under Rule 144(d)(2)(iii).

“SEC” means the United States Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate in customary form reasonably acceptable to the Investor, executed by the Secretary of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Shares” means the shares of Series B Preferred Stock of the Company as further described in the Certificate of Designation therefor.

“Subsidiary” means any Person the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Transaction Documents” means this Agreement, the other agreements and documents referenced herein, and the exhibits and schedules hereto and thereto.

ARTICLE II

PURCHASE AND SALE

2.1          Agreement to Purchase.  Subject to the terms and conditions herein and the satisfaction of the conditions to the Closing set forth in this Article II:

(a)          The Investor hereby agrees to purchase from the Company Series B Shares in the number and for the purchase price set forth on the signature page of this Agreement (the “Purchase Price”); and

(b)           Upon receipt of the Purchase Price from the Investor, which Purchase Price shall either be payable to the Company or as otherwise set forth on Schedule A hereto, the Company agrees to issue the Series B Shares to the Investor as provided herein.

2.2          Investment.

(a)           Investment. The closing contemplated by this Agreement (the “Closing”) shall be deemed to occur when this Agreement has been duly executed by the Investor and the Company, and the other Conditions to the Closing set forth in Section 2.2(b) have been met.

(b)           Conditions to Investment. As a condition precedent to the Closing, all of the following (the “Conditions to Closing”) shall have been satisfied prior to or concurrently with the Company’s execution and delivery of this Agreement:

(i)           the following documents shall have been delivered to the Investor:  (A) this Agreement, executed by the Company; (B) a Secretary’s Certificate as to (x) the resolutions of the Board authorizing this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, and (y) a copy of the Company’s Articles of Incorporation and Bylaws, each as amended to date, and other governing documents; (C) the Officer’s Certificate; and (D) the Opinion; and

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(ii)         the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the Company shall have delivered the Officer’s Certificate to such effect to the Investor, executed by an officer of the Company.

(c)           Investor’s Obligation to Purchase. At the Closing and subject to the prior satisfaction of all conditions set forth in this Agreement, the Investor shall be required to purchase from the Company the Series B Shares purchased hereunder and deliver the Purchase Price to the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth under the corresponding section of the Disclosure Schedule, which shall be deemed a part hereof, or as otherwise set forth herein, the Company hereby represents and warrants to, and as applicable covenants with, the Investor as of the Effective Date and as of the date of the Closing:

(a)           Subsidiaries.  All of the direct and indirect Subsidiaries of the Company are set forth on Section 3.1(a) to the Disclosure Schedule.  All entities with which the Company is presently in discussion regarding a potential acquisition or similar transaction are set forth under Section 3.1(a) to the Disclosure Schedule.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens.  All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company.  Each of the Transaction Documents has been, or upon delivery will be, duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Series B Shares and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, certificate of formation, operating agreement, articles of association, bylaws, or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iv) conflict with or violate the terms of any agreement by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(e)           Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of the Certificate of Designation with the Secretary of State of the State of Nevada and required federal and state securities filings.

(f)           Issuance of the Series B Shares.  The Series B Shares are duly authorized and, when issued and paid for in accordance with the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has authorized for issuance a number of Series B Shares at least equal to the number of Series B Shares which could be issued pursuant to the terms of this Agreement.

(g)           Capitalization.  The capitalization of the Company is as described in Section 3.1(g) to the Disclosure Schedule hereto.  There are 70,000 Series B Shares issued or outstanding.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Series B Shares or as set forth on Section 3.1(g) to the Disclosure Schedule, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any securities of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue such securities or securities convertible into or exercisable for such securities, including any of the Series B Shares.  The issuance and sale of the Series B Shares will not obligate the Company to issue any securities of the Company to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding equity securities of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding equity securities was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any shareholder of the Company, the Board or others is required for the issuance and sale of the Series B Shares.  There are no shareholder agreements, voting agreements or other similar agreements with respect to the Company’s equity securities to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h)           Financial Statements.  The Company has delivered to the Investor true and complete copies of its audited balance sheets as of, and the statements of results of operations for the years ended December 31, 2011 and 2010 (the “Audited Financial Statements”) and its unaudited balance sheets as of December 31, 2012 and as of March 31, 2013 (the “Balance Sheet Date”) and the related statements of operations, cash flows and changes in shareholders’ equity of the Company for the periods ending on such dates (collectively, the “Unaudited Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The balance sheet as of Balance Sheet Date is referred to herein as the “Most Recent Balance Sheet.” The Financial Statements are, or will be, true and correct in all material respects and present, or will present, fairly the financial position of the Company as of the respective dates indicated and the results of operations for the respective periods indicated, having been prepared in conformity with GAAP.

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(i)           Material Changes.  Since the Balance Sheet Date, except as specifically disclosed on Section 3.1(i) to the Disclosure Schedule, (i) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s Financial Statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any of its securities, and (v) the Company has not issued any equity securities to any shareholder, Manager, officer or Affiliate.

(j)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Series B Shares, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(k)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.

(l)           Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case under clauses (i)-(iii) above as could not have a Material Adverse Effect.

(m)           Regulatory Permits.  The Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the respective business of the Company and each Subsidiary, in each case free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property, (ii) Liens that do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary, (iii) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties, and (iv) those Liens that are set forth on Section 3.1(n) to the Disclosure Schedule.  Any real property and facilities held under lease by the Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which the Company and each Subsidiary are in compliance.

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(o)           Patents and Trademarks.  The Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company or each Subsidiary.

(p)           Insurance.  The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and each Subsidiary are engaged.  To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete.   Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) for other employee benefits, including equity option agreements under any equity incentive plan of the Company.

(r)           Certain Fees.  Except as set forth in Section 3.1(r) to the Disclosure Schedule, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(r) that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

(s)           Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Series B Shares by the Company to the Investor as contemplated hereby.

(t)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Series B Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(u)           Registration Rights.  No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(v)           No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Series B Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

(w)           Financial Condition.  Based on the financial condition of the Company as of the date of the Closing:  the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company and projected capital requirements and capital availability thereof.  Except as set forth on Section 3.1(w) to the Disclosure Schedule, the Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the date of the Closing.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.  In connection with the transactions contemplated by the Transaction Documents, the Company (i) did not and does not have any intent to hinder, delay, or defraud any of its creditors, (ii) had a valid business reason for such transactions, (iii) received new value therefor and consideration therefor constituting reasonably equivalent value and fair market value consideration, and (iv) was not rendered insolvent by such transactions and, after giving effect to such transactions, is able to pay its debts as they mature.

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(x)           Tax Status.  The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  None of the Company’s tax returns is presently being audited by any taxing authority.

(y)           No General Solicitation or Advertising.  Neither the Company nor, to the knowledge of the Company, any of its directors or officers (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Series B Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Series B Shares under the Securities Act or made any “directed selling efforts” as defined in Rule 902 of Regulation S.

(z)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(aa)           Acknowledgment Regarding Investor’s Purchase of Series B Shares.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Investor’s purchase of the Series B Shares.  The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(bb)         No Disagreements with Accountants.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants, except for any past-due amounts that may be owed in the ordinary course of business.

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(cc)         No Other Representations or Warranties. The Investor acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2          Representations and Warranties of the Investor. The Investor hereby represents and warrants to, and as applicable covenants with, the Company as of the Effective Date and as of the date of the Closing:

(a)           Organization; Authority.  The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, limited liability company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary company action on the part of the Investor.  Each Transaction Document to which it is a party has been (or will be) duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Investor Status.  At the time the Investor was offered the Series B Shares, it was, and at the Effective Date it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor is purchasing the Series B Shares for its own account, for investment purposes only. The Investor acknowledges that the offer and sale of the Series B Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and that the Series B Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act, and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state Laws or an exemption from such registration is available.

(c)           Experience of Investor.  The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Series B Shares, and has evaluated the merits and risks of such investment.  The Investor is able to bear the economic risk of an investment in the Series B Shares and, at the present time, is able to afford a complete loss of such investment.

(d)           General Solicitation.  The Investor is not purchasing the Series B Shares as a result of any advertisement, article, notice or other communication regarding the Series B Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)           Capital Resources; Solvency. The Investor has, or will have at the Closing, sufficient funds to purchase the Series B Shares as provided herein. The Investor is, and after giving effect to the transactions contemplated hereby will continue to be, Solvent. For purposes of this Agreement, “Solvent” means, with respect to the Investor, that (i) the sum of the assets, at a fair valuation, of the Investor and its subsidiaries (on a consolidated basis) and of each of them (on a stand-alone basis) will exceed their respective liabilities, (ii) each of the Investor and its subsidiaries (on a consolidated basis) and each of them (on a stand-alone basis) has not incurred and does not intend to incur, and does not believe that it will incur, debts or other liabilities beyond its ability to pay such debts and other liabilities as such debts and other liabilities mature or become due, and (iii) each of the Investor and its subsidiaries (on a consolidated basis) and each them (on a stand-alone basis) has sufficient capital with which to conduct its respective business.

(f)           Litigation.  There is no Action pending or, to the knowledge of the Investor, threatened against or affecting the Investor or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Series B Shares, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Investor nor, to the knowledge of the Investor, any manager or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

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(g)           Certain Fees.  Except as set forth in Section 3.2(g) to the Disclosure Schedule, no brokerage or finder’s fees or commissions are or will be payable by the Investor to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.2(g) that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

(h)           No Other Representations or Warranties. The Company acknowledges and agrees that the Investor does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions

(a)           The Series B Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Series B Shares other than (i) pursuant to an effective registration statement or Rule 144, (ii) to the Company, (iii) to an Affiliate of the Investor, or (iv) in connection with a pledge as contemplated in Section 4.1(b), the Company may require that the transferor thereof provide to the Company an opinion of Sichenzia Ross Friedman Ference LLP (“Investor Counsel”), or other counsel selected by the transferor and reasonably acceptable to the Company, to the effect that such transfer does not require registration of such transferred Series B Shares under the Securities Act.

(b)          The Investor agrees to the imprinting, so long as is required by this Section 4.1, of the following legend, or substantially similar legend, on any certificate evidencing the Series B Shares:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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The Company agrees to cause such legend to be removed immediately upon effectiveness of a registration statement covering the Series B Shares, or when any Series B Shares are Rule 144 Eligible.  The Company further acknowledges and agrees that the Investor may, from time to time, pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Series B Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and which agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Investor may transfer pledged or secured Series B Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the Investor’s reasonable expense, the Company will execute and deliver such documentation as a pledgee or secured party of the Series B Shares may reasonably request in connection with a pledge or transfer of the Series B Shares.

4.2           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Series B Shares in a manner that would require the registration under the Securities Act of the sale of the Series B Shares to the Investor.

4.3           Publicity.  The Company and the Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Investor shall issue any such press release or otherwise make any such public statement without the prior written consent of the Company, with respect to any such press release of the Investor, or without the prior written consent of the Investor, with respect to any such press release of the Company, which consents shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior written notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the SEC or any regulatory agency, without the prior written consent of the Investor, which consent shall not unreasonably be withheld or delayed, except (i) as contained in the press release described above, or (ii) to the extent such disclosure is required by law or regulations, in which case the Company shall provide the Investor with prior written notice of such disclosure.

4.4           Reverse Merger.  The Investor hereby acknowledges and agrees to vote in favor of the proposed Merger. In the event that the Company has not completed such Merger by June 21, 2013, the Company shall use its commercially reasonable efforts to complete an initial public offering or a reverse merger into an appropriate, debt and liability free, public shell company, such that a class of securities of the Company (or securities in the public shell company received by the members in such a transaction) will be traded on a national securities exchange or on the over-the-counter bulletin board. Notwithstanding the understanding of the Parties, the Parties agree that in the event that the Merger has not occurred by September 30, 2013, the Series B Shares owned by the Investor, assuming the Maximum Amount has been purchased, shall automatically and without any action required by either Party hereto, convert into debt of the Company to the Investor in the principal amount equal to 133% of the dollar amount then invested by the Investor, whether into the Company directly or as set forth on Schedule A. The promissory note evidencing such debt shall have a term of six (6) months and not bear interest.

4.5         Reimbursement.  If Investor becomes involved in any capacity in any proceeding by or against any Person who is a shareholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by the Investor to or with any current shareholder), solely as a result of Investor’s acquisition of the Series B Shares under this Agreement, the Company will reimburse the Investor for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred, or will assume the defense of the Investor in such matter.  The reimbursement obligations of the Company under this Section 4.5 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investor and any such Affiliate and any such Person.  The Company also agrees that neither the Investor nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Series B Shares under this Agreement.

4.6         Indemnification of the Investor

(a)           Company Indemnification Obligation.  Subject to the provisions of this Section 4.6, the Company will indemnify and hold the Investor, its Affiliates and attorneys, and each of their managers, directors, officers, members, partners, employees, agents, and any person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Parties” and each an “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, and/or (ii) any action instituted against any Investor Party, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of an Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Investor may have with any such Person or any violations by the Investor of state or federal securities laws or any conduct by the Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance).

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  (b)           Indemnification Procedures.  If any action shall be brought against an Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  The Investor Parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investor Parties except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of the Company and the position of the Investor Parties such that it would be inappropriate for one counsel to represent the Company and the Investor Parties.  The Company will not be liable to the Investor Parties under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is either attributable to the Investor’s breach of any of the representations, warranties, covenants or agreements made by the Investor in this Agreement or in the other Transaction Documents.

4.7         No Additional Sales of Equity Securities; Right of First Refusal. The Company agrees that for a period of six (6) months following the Effective Date, it shall issue no equity securities to any Person without the prior written consent of the Investor. Commencing six (6) months after the Effective Date, if the Company proposes to issue any of its equity securities to any Person (a “Sale”) the Company shall first notify the Investor in writing of the proposed sale (the “Sale Notice”). Each Sale Notice shall contain all material terms of the proposed Sale, including, without limitation, a copy (if applicable) of the written offer received, the name and address of the prospective purchaser, the purchase price and terms of payment, the date and place of the proposed Sale, and the number and description of equity securities proposed to be sold by the Company (the “Offered Securities”). The Investor shall have an option for a period of fifteen (15) days from the date the Sale Notice is given to elect to purchase all or a portion of the Offered Securities at the same price and subject to the same material terms and conditions as described in the Sale Notice. The Investor may exercise such purchase option and, thereby, purchase all (or any portion of) of the Offered Securities, by notifying the Company in writing, before expiration of such fifteen (15) day period as to the number of such Offered Securities that it wishes to purchase.

4.8         Drag-Along Rights; Tag-Along Rights.

(a) Drag-Along Rights. In the event that the Investor accepts an offer to purchase its Series B Shares from a bona fide third party, the Investor may send a written notice (the “Drag-Along Notice”) to the other shareholders of the Company (the “Drag-Along Sellers”) specifying the name of the purchaser, the consideration payable per Series B Share and a summary of the material terms of such proposed purchase. Upon receipt of a Drag-Along Notice, each Drag-Along Seller shall be obligated to (i) sell all of its equity securities, free of any encumbrances, in the transaction contemplated by the Drag-Along Notice on the same terms and conditions as the Investor (including payment of its pro-rata share of all costs associated with such transaction), and (ii) otherwise take all necessary action to cause the consummation of such transaction, including voting its equity securities in favor of such transaction. Each Drag-Along Seller further agrees to take all actions (including executing documents) in connection with consummation of the proposed transaction as may reasonably be requested of it by the Investor, and hereby appoints the Investor as its attorney-in-fact to do the same on its behalf.

(b) Tag-Along Rights. In connection with any proposed purchase of equity securities from any shareholder of the Company other than the Investor (a “Disposing Person”) by a third party, the Investor shall have the right, but not the obligation (a “Tag-Along Right”), to require the third party to purchase from the Investor rather than from the Disposing Person, up to the number of equity securities equal to the Investor’s Proportionate Share. The Investor’s “Proportionate Share” shall mean a number of equity securities equal to the product of (i) the quotient determined by dividing the number of equity securities held by the Investor by the aggregate number of equity securities held by the Disposing Person, multiplied by (ii) the number of equity securities to be sold in the contemplated Sale. The transfer of equity securities by the Investor exercising its Tag-Along Right pursuant to this Section 4.8(b) shall not be subject to the right of first refusal provided for in Section 4.7. The Tag-Along Right may be exercised by the Investor by delivery of a written notice to the Disposing Person within 10 days following the date of receipt of the sales notice (the “Disposing Person Sales Notice”), which notice shall set forth the number of equity securities such Disposing Person elects to sell. Notwithstanding anything to the contrary contained herein, if any third party offering to purchase equity securities does not purchase all of the equity securities offered by the Investor pursuant to this Section 4.8(b), then the Disposing Person shall not be entitled to sell any equity securities to such third party, whether pursuant to the terms originally agreed to by the Disposing Person and such third party or any other terms, without again complying with this Section 8.3.

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4.9         Post-Merger Investments. In the event that the entire Maximum Amount shall not have been purchased by the Investor prior to the closing of the Merger, the Company shall cause Beacon to accept the remaining amount permitted to be invested hereunder on substantially identical terms and conditions.

ARTICLE V

TERMINATION

5.1         Prior to the Closing. This Agreement may be terminated at any time prior to the Closing:

(a) By the written agreement of the Parties;

(b) By the Company or the Investor in the event that the Closing has not occurred by June 28, 2013 (the “Termination Date”);

(c) By the Investor if the conditions set forth in Section 2.2(b) shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Termination Date; or

(d) At the option of the Investor if (i) the Company sustains a Material Adverse Effect; (ii) trading in securities on the New York Stock Exchange has been suspended or limited; (iii) material governmental restrictions have been imposed on trading in securities generally (not in force and effect on the date hereof); (iv) a banking moratorium has been declared by federal or New York authorities; (v) an outbreak of major international hostilities or other national or international calamity has occurred; (vi) a pending or threatened legal or governmental proceeding or action relating to the operations, business or financial condition of the Company, or a written notification has been received by any of the Parties hereto of the threat of any such proceeding or action, which could have or reasonably be expected to result in a Material Adverse Effect; (vii) any material adverse change in the financial or securities markets beyond normal market fluctuations has occurred since the date of this Agreement, and is continuing, and is reasonably expected to have a material adverse effect on the transactions contemplated by this Agreement; or (viii) a terrorist attack upon the United States substantially similar in magnitude and scope to those that occurred on September 11, 2001.

5.2         Liabilities upon Termination prior to the Termination Date. In the event of the termination of this Agreement prior to the Termination Date, this Agreement shall thereafter be valid solely to the extent performed, but shall become void and have no effect as to the obligations of the Parties as to all matters to be performed on or after the Termination Date, and no Party hereto shall have any liability concerning those matters to be performed after the Termination Date to the other Parties hereto or their respective equity owners, managers, directors, officers, employees or agents in respect thereof, except that nothing herein will relieve any Party from liability for any willful breach of any covenant herein contained prior to such termination. If this Agreement is terminated prior to the Termination Date, each of the Parties hereto shall bear their own expenses incurred in negotiating the transactions contemplated hereby and the preparation of this Agreement and its Schedules, Exhibits and all other related documents.

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ARTICLE VI

MISCELLANEOUS

6.1         Fees and Expenses.  Except as may be otherwise provided in this Agreement, each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Series B Shares, if any.

6.2           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.3           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.4           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor; provided, however, that the Company may only assign this Agreement or any rights or obligations hereunder to Beacon Enterprise Solutions Group, Inc., a Nevada corporation, without the prior written consent of the Investor.  The Investor may assign any or all of its rights under this Agreement (a) to any Affiliate, or (b) to any Person to whom the Investor assigns or transfers any Series B Shares.

6.5           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6.4.

6.6           Governing Law; Venue. This Agreement shall be governed solely and exclusively by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The Parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, State and County of New York. By its execution hereof, each Party hereby covenants and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the State of New York and agrees that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the State of New York. The Parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the Party prevailing therein shall be entitled to payment from the other Party hereto of its reasonable counsel fees and disbursements.

6.7           Survival.  The representations and warranties contained herein shall survive the Closing for a period of three months following the Closing.

6.8           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.9         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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6.10         Replacement of Series B Shares.  If any certificate or instrument evidencing any Series B Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Series B Shares.

6.11         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.12         Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been cancelled.

6.13         Time of the Essence.  Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

6.14         Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.15         Entire Agreement.  This Agreement, together with the Exhibits, Appendices and Schedules hereto, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

6.16 Addresses for Notice. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (a) on the date received, (i) by personal delivery, or (ii) if advance copy is given by fax, (b) seven (7) Business Days after deposit with the applicable government postal service by certified mail, or (c) three (3) Business Days after mailing by reputable international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by fifteen (15) days’ advance written notice to the other party hereto.

If to the Company:

Focus Venture Partners, Inc.

4647 Saucon Creek Road, Suite 201

Center Valley, Pennsylvania 18034

Attn: Christopher Ferguson, CEO

Phone: (877) 633-2239
Fax: (610) 672-9999
Email: cferguson@focusventurepartners.com

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with a copy to (for information purposes only):

Fox Rothschild LLP

2700 Kelly Road, Suite 300

Warrington, Pennsylvania 18976

Attn: Adam G. Silverstein, Esq.
Phone: (215) 918-3611
Fax: (215) 345-7507
Email: asilverstein@foxrothschild.com

If to the Investor:

5G Investments, LLC

90 Park Avenue

New York, New York 10016

Attn: Hugh Regan

Phone: (212) 953-4906
Fax: (212) 682-0380
Email: hregan@laidlawltd.com

with a copy to (for information purposes only):

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor

New York, New York 10006

Attn.: Richard Friedman, Esq.

Phone: (212) 930-9700
Fax: (212) 930-9725
Email: rfriedman@srff.com

[remainder of page left intentionally blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

5G INVESTMENTS, LLC

By:
a duly authorized signatory

FOCUS VENTURE PARTNERS, INC.

By:
a duly authorized signatory

Number of Series B Shares purchased: 30,000

Purchase Price per Series B Share: $50.00

Aggregate Purchase Price: $1,500,000

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Exhibit A

Certificate of Designation

Exhibit B

Opinion